File No. 70-9669

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                    --------------------------------------

                                   FORM U-1
           POST-EFFECTIVE AMENDMENT NO. 1 TO APPLICATION-DECLARATION
                                     UNDER
                THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
             ----------------------------------------------------

(Name of company filing this statement and address for purposes of application)

Scottish Power plc                               PacifiCorp Environmental Remediation Company
PacifiCorp Scottish Power                        PacifiCorp Investment Management, Inc.
NA 1 Limited Energy West                         PacifiCorp Group Holdings Company
Mining Company Scottish                          New Energy Holdings Inc.
Power NA 2 Limited                               PACE Group, Inc.
Glenrock Coal Company NA                         PacifiCorp Energy, Inc.
General Partnership                              PacifiCorp Energy Services, Inc.
Interwest Mining Company                         PacifiCorp Energy Ventures, Inc.
Scottish Power UK plc                            PacifiCorp Power Marketing, Inc.
Pacific Minerals, Inc.                           PacifiCorp Trans, Inc.
                                                 PacifiCorp Financial Services, Inc.
1 Atlantic Quay
Glasgow G2 8SP
Scotland UK                                      Suite 2000
                                                 825 N.E. Multnomah Street
                                                 Portland, OR  97232


                    (Name of top registered holding company
                    parent of each applicant or declarant)
                  ------------------------------------------
                              Scottish Power plc


                  (Name and addresses of agents for service)


    Sir Ian Robinson                             Alan Richardson
    Chief Executive Officer                      President
    Scottish Power plc                           PacifiCorp
    1 Atlantic Quay                              Suite 2000
    Glasgow G2 8SP                               825 N.E. Multnomah Street
    Scotland, UK                                 Portland, OR 97232


With copies to:

    Andrew Mitchell, Company Secretary
    James Stanley, General Counsel               M. Douglas Dunn
    Scottish Power plc                           Orlan M. Johnson
    1 Atlantic Quay                              Milbank Tweed Hadley & McCloy LLP
    Glasgow G2 8SP                               1 Chase Manhattan Plaza
    Scotland, UK                                 New York, NY 10005

         This Post-effective Amendment No. 1 revises the Form U-1 Application-Declaration in this proceeding, originally filed with the Securities and Exchange Commission on April 21, 2000, in File No. 70-9669, by adding
Exhibits C-7, C-8 and C-9 to Item 6.

ITEM 6.   EXHIBITS AND FINANCIAL STATEMENTS

         Exhibits

         C-7 Descriptions and Precedent for the Retention of the PacifiCorp Nonutility Businesses
                             (filed on Form SE)

            C-8 Description of PacifiCorp's Integrated Electric System
                             (filed on form SE)

            C-9 Description and Status of SPUK as a FUCO
                             (filed on Form SE)

                                   SIGNATURE


        Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the registrant has caused this Post-effective Amendment No. 1 to the Application-Declaration to be duly signed on its behalf in the City of Glasgow and Country of Scotland on the 22nd day of March, 2001.

                                 Scottish Power plc
                                 By /s/ David T. Nish
                                 ------------------------------
                                 David T. Nish
                                 Finance Director

Attest:


/s/ James Stanley
--------------------------
James Stanley
Legal Director


                                 VERIFICATION

                   The undersigned, being duly sworn, deposes and says that he has duly executed the attached Post-effective Amendment No. 1 to the Application-Declaration dated March 22nd, 2001, for and on behalf of ScottishPower; that he is the Finance Director of such company; and that all action by stockholders, directors, and other bodies necessary to authorize deponent to execute and file such instrument has been taken. Deponent further says that he is familiar with such instrument and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.


                             /s/
                             ----------------------------

Subscribed and sworn to before me
this 22nd day of March, 2001.


/s/
---------------------------
My commission expires:  N/A

                                       3